Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 20, 2025, relating to the financial statements of Processa Pharmaceuticals, Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company as of and for the year ended December 31, 2024, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Cherry Bekaert LLP

Tampa, Florida

June 13, 2025